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                                                                    EXHIBIT 23.4


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and the use of our report dated December 22, 2000 with respect to the combined financial statements of Bay Meadows Operating Company, LLC and Bay Meadows Catering, included in the Registration Statement (Form S-3) and related prospectus of Magna Entertainment Corp. for the registration of Debt Securities, Warrants to purchase Debt Securities, Warrants to purchase Class A Subordinate Voting Stock and Class A Subordinate Voting Stock.

                                                         /s/ Ernst & Young LLP
                                                         ---------------------
                                                         Chartered Accountants

August 29, 2001
Toronto, Canada